SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (“Subscription Agreement”) made as of this ___ day of May 2008, by and between Composite Technology Corporation, a Nevada corporation (the “Company”), and Credit Suisse Securities (Europe) Limited (the “Subscriber”).

WHEREAS, the Company intends to issue, in a private transaction (the “Offering”) pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), Thirteen Million Three Hundred Thirty-Three Thousand Three Hundred Thirty Three (13,333,333) shares of the Company’s common stock, par value $0.001 per share (“Shares”), on the terms and conditions hereinafter set forth, and the Subscriber desires to acquire that number of Shares.

NOW, THEREFORE, and in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, do hereby agree as follows:

1.	Subscription Procedure

1.1
Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company 13,333,333 Shares at a price of $0.75 per Share (the “Purchase Price”). The Company agrees to sell such Shares to the Subscriber for the Purchase Price.

1.2	The Purchase Price shall be paid over to the Company at the closing of the purchase of the Shares in the Offering (the “Closing”) to occur on the Closing Date. The “Closing Date” shall be 9 May 2008.

1.3
The certificates for the Common Stock bearing the name of the Subscriber will be delivered by the Company on the Closing Date. The Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement in paper form to the address indicated on the signature page or in electronic form to a DTC account designated in writing by the Subscriber.

1.4
The Purchase Price for the Shares purchased hereunder shall be paid by wire transfer to an escrow account held by Richardson & Patel LLP (“Escrow Agent”), pursuant to an escrow agreement by and among the Company, the Subscriber and Escrow Agent. Escrow Agent will release the Purchase Price to the Company upon Subscriber’s receipt of the 13,333,333 Shares pursuant to the terms of the Escrow Agreement.

2.	Representations and Covenants of Subscriber

2.1
The Subscriber recognizes that the purchase of Shares involves a high degree of risk in that (i) the Company will need additional capital but has no assurance of obtaining such additional necessary capital; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares; (iii) an investor may not be able to liquidate its investment; (iv) transferability of the Shares is extremely limited; and (v) an investor could sustain the loss of its entire investment.

2.2
The Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act, and that it or it is able to bear the economic risk of an investment in the Shares.

2.3
The Subscriber acknowledges that it has prior investment experience, including investment in non-listed and non-registered securities, or it has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company to evaluate the merits and risks of such an investment on its behalf, and that it recognizes the highly speculative nature of this investment.

2.4
The Subscriber hereby represents that it has been furnished or given access by the Company during the course of this Offering with or to all information regarding the Company and its respective financial conditions and results of operations which it had requested; that all documents which could be reasonably provided have been made available for its inspection and review; that it has been afforded the opportunity to ask questions of and receive answers from duly authorized representatives of the Company concerning the terms and conditions of the Offering, and any additional information which it had requested.

2.5
The Subscriber acknowledges that this Offering of Shares may involve tax consequences. The Subscriber acknowledges that it must retain its own professional advisors to evaluate the tax and other consequences of an investment in the Shares.

2.6
The Subscriber acknowledges that this Offering of Shares has not been reviewed or approved by the United States Securities and Exchange Commission (“SEC”) because the Offering is intended to be a nonpublic offering pursuant to Section 4(2) of the Act. The Subscriber represents that the Shares are being purchased for its own account, for investment and not for distribution or resale to others. The Subscriber agrees that it will not sell or otherwise transfer the Shares unless it is registered under the Act or unless an exemption from such registration is available and, upon the Company’s request, the Company receives an opinion of counsel reasonably satisfactory to the Company confirming that an exemption from such registration is available for such sale or transfer.

2.7
The Subscriber understands that the Shares have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon its investment intention. The Subscriber realizes that, in the view of the SEC, a purchase now with an intent to distribute would represent a purchase with an intent inconsistent with its representation to the Company, and the SEC might regard such a distribution as a deferred sale to which such exemption is not available.

2.8
The Subscriber consents to the placement of one or more legends on any certificate or other document evidencing its Shares stating that it has not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof.

2.9
The Subscriber hereby understands and acknowledges that no representations or warranties have been made to the Subscriber by the Company or its agents, employees or affiliates with respect to any information made available to the Subscriber by the Company or its agents. The Company is not aware of any information (including, without limitation, any information regarding any adverse change or material prospective adverse change in the condition of, or any actual, pending or threatened litigation, arbitration or similar proceeding involving, the Company) regarding the Company or any of its securities that is not described in the Company’s most recent annual report or subsequent public information releases.

2.10
The Subscriber understands and acknowledges that (i) the Shares are being offered and sold to Subscriber without registration under the Act in a private placement that is exempt from the registration provisions of the Act under Section 4(2) of the Act and (ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations, and such Subscriber hereby consents to such reliance.

2.11	U.S. Patriot Act Related Representations. Subscriber represents, warrants and covenants to the Company that Subscriber:

(a)

(i)	is purchasing the Shares for Subscriber’s own account, own risk and own beneficial interest,

(ii)
is not acting as an agent, representative, intermediary, nominee or in a similar capacity for any other person or entity, nominee account or beneficial owner, whether a natural person or entity (each such natural person or entity, an “Underlying Beneficial Owner”) and no Underlying Beneficial Owner will have a beneficial or economic interest in the Shares being purchased by Subscriber (whether directly or indirectly, including without limitation, through any option, swap, forward or any other hedging or derivative transaction),

(iii)
if it is an entity, including, without limitation, a fund-of-funds, trust, pension plan or any other entity that is not a natural person (each, an “Entity”), has carried out thorough due diligence as to and established the identities of such Entity’s investors, directors, officers, trustees, beneficiaries and grantors (to the extent applicable, each a “Related Person” of such Entity), holds the evidence of such identities, will maintain all such evidence for at least five years from the date of Subscriber’s resale or other disposition of all the Common Stock underlying the Shares, will request such additional information as the Company may require to verify such identities as may be required by applicable law, and will make such information available to the Company upon its request, and (iv) does not have the intention or obligation to sell, pledge, distribute, assign or transfer all or a portion of the Common Stock underlying the Shares to any Underlying Beneficial Owner or any other person; OR

(b)

(i)	is subscribing for the Shares as a record owner and will not have a beneficial ownership interest in the Shares,

(ii)
is acting as an agent, representative, intermediary, nominee or in a similar capacity for one or more Underlying Beneficial Owners, and understands and acknowledges that the representations, warranties and agreements made in this Agreement are made by Subscriber with respect to both Subscriber and the Underlying Beneficial Owner(s),

(iii)	has all requisite power and authority from the Underlying Beneficial Owner(s) to execute and perform the obligations under this Agreement,

(iv)
has carried out thorough due diligence as to and established the identities of all Underlying Beneficial Owners (and, if an Underlying Beneficial Owner is not a natural person, the identities of such Underlying Beneficial Owner’s Related Persons (to the extent applicable)), holds the evidence of such identities, will maintain all such evidence for at least five years from the date of Subscriber’s resale or other disposition of all the Common Stock, and will make such information available to the Company upon its request and

(v)	does not have the intention or obligation to sell, pledge, distribute, assign or transfer all or a portion of the Common Stock to any person other than the Underlying Beneficial Owner(s).

(c)
Subscriber hereby represents and warrants that the proposed investment in the Company that is being made on its own behalf or, if applicable, on behalf of any Underlying Beneficial Owners does not directly or indirectly contravene United States federal, state, local or international laws or regulations applicable to Subscriber, including anti-money laundering laws (a “Prohibited Investment”).

(d)
Federal regulations and Executive Orders administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at www.treas.gov/ofac. Subscriber hereby represents and warrants that neither Subscriber nor, if applicable, any Underlying Beneficial Owner or Related Person, is a country, territory, person or entity named on an OFAC list, nor is Subscriber nor, if applicable, any Underlying Beneficial Owner or Related Person, a natural person or entity with whom dealings are prohibited under any OFAC regulations.

(e)
Subscriber represents and warrants that neither Subscriber nor, if applicable, any Underlying Beneficial Owner or Related Person, is a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure within the meaning of, and applicable guidance issued by the Department of the Treasury concerning, the U.S. Bank Secrecy Act (31 U.S.C. §5311 et seq.), as amended, and any regulations promulgated thereunder.

(f)	Subscriber agrees promptly to notify the Company should Subscriber become aware of any change in the information set forth in paragraphs (a) through (e).

(g)

(h)
Subscriber understands and agrees that, notwithstanding anything to the contrary contained in any document, if, following Subscriber’s investment in the Company, it is discovered that the investment is or has become a Prohibited Investment, such investment may immediately be redeemed by the Company or otherwise be subject to the remedies required by law.

(i)
Upon the written request from the Company, Subscriber agrees to provide all information to the Company to enable the Company to comply with all applicable anti-money laundering statutes, rules, regulations and policies, including any policies applicable to a portfolio investment held or proposed to be held by the Company. Subscriber understands and agrees that the Company may release confidential information about Subscriber and, if applicable, any Underlying Beneficial Owner(s) or Related Person(s) to any person, if the Company, in its sole discretion, determines that such disclosure is necessary to comply with applicable statutes, rules, regulations and policies.

3.	Representations and Warranties by the Company

Except as set forth in the reports filed by the Company pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “SEC Reports”), the Company represents and warrants to the Subscriber that:

3.1
Organization and Authority. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted, and (iii) has all requisite corporate power and authority to execute, deliver and perform their obligations under this Subscription Agreement and any other document being executed and delivered by it in connection herewith, and to consummate the transactions contemplated hereby and thereby.

3.2
Qualifications. The Company is duly qualified to do business as a foreign corporation or other entity and is in good standing in all jurisdictions where such qualification is necessary and where failure so to qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company, taken as a whole.

3.3
Capitalization of the Company. The capitalization of the Company as of the date of this Agreement, is as set forth in Schedule 3.3. The Company has not issued any capital stock since such date other than pursuant to the conversion or exercise of outstanding common stock equivalents. No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as a result of the purchase and sale of the Shares or as disclosed in the SEC Reports, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from the Company, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any person (other than the Subscriber) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of Common Stock or options, warrants, or rights or other securities entitling the holders to acquire Common Stock has been issued in violation of the preemptive rights of any security holder of the Company. The Shares have been duly authorized, and when issued and paid for in accordance with this Subscription Agreement will be valid obligations of the Company. The Common Stock is eligible for quotation on the OTC Bulletin Board, the Company and the Common Stock meet the criteria for continued quotation and trading on the OTC Bulletin Board, and no suspension of trading in the Common Stock is in effect.

3.4
Corporate Authorization. This Subscription Agreement, assuming due execution and delivery by the Subscriber, when executed and delivered by the Company, will be, a valid and binding obligation of the Company enforceable in accordance with its terms, except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

3.5
Non-Contravention. The execution and delivery of this Subscription Agreement by the Company and the issuance of the Shares do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any provision of the articles of incorporation or by-laws or similar instruments of the Company or its subsidiaries, (ii) conflict with or result in a breach by the Company or its respective subsidiaries of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company, or (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company.

4.	Miscellaneous

4.1	Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at:

Composite Technology Corporation

2026 McGaw Avenue

Irvine, California 92614

Attention: Chief Executive Officer

Facsimile: (949) 428-8515

with a copy to (which copy shall not be deemed to provide notice):

RICHARDSON & PATEL LLP

10900 Wilshire Boulevard, Suite 500

Los Angeles, California 90024

Attention: Ryan S. Hong, Esq.

and to the Subscriber at its address indicated on the signature page of this Subscription Agreement.

Notices shall be deemed to have been given three (3) business days after the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

4.2	This Subscription Agreement may be amended through a written instrument signed by the Subscriber and the Company.

4.3
This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

4.4
Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of California.

4.5
This Subscription Agreement may be executed in counterparts. Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Shares as herein provided.

4.6
The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

4.7	It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

4.8
The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

4.9
The Company agrees not to disclose the names, addresses or any other information about the Subscribers, except as required by law, provided that the Company may provide information relating to the Subscriber as required in any registration statement under the Act that may be filed by the Company pursuant to the requirements of this Subscription Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.

SUBSCRIBER	Address
Name of Subscriber
CREDIT SUISSE SECURITIES
(EUROPE) LIMITED
Facsimile:

Signature of Subscriber or Authorised Person on behalf of Subscriber

Name and Title of Authorised Person

COMPANY
COMPOSITE TECHNOLOGY CORPORATION

By:
Benton H Wilcoxon Chief Executive Officer

Date:

Schedule 3.3

Capitalization

The authorized capital stock of the Company consists of 600,000,000 shares of Common Stock, $0.001 par value per share, of which 226,552,777 shares are issued and outstanding and 5,000,000 shares of preferred stock, $0.001 par value per share, of which none are issued and outstanding and none are reserved for issuance.